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                                                                  EXHIBIT 10.7.2

                                PAYMENT GUARANTY

         This Payment Guaranty (this "GUARANTY") is made as of October 12, 2005, by CONCORDIA HOMES OF NEVADA, INC., a Nevada corporation, ("GUARANTOR") in favor of ASI Technology Corporation, (collectively, "LENDER").

                                 R E C I T A L S

         A. Guarantor is executing this Guaranty to induce Lender to extend a loan (the "LOAN") to Concordia Land, LLC, a Nevada limited liability company ("BORROWER") in the principal amount of Nine Hundred Eighty-Five Thousand and 00/100th Dollars ($985,000.00).

         B. The Loan is evidenced by a promissory note (the "NOTE") made payable to Lender in the principal amount of the Loan. The Note will be secured by a Deed of Trust With Assignment of Rents (the "DEED OF TRUST") covering certain real and personal property, as therein described (all collectively, the "PROPERTY"). The Note may also be secured by other collateral.

                                    GUARANTY

         1. GUARANTY OF LOAN. Guarantor unconditionally guaranties to Lender the full payment of the Loan, and unconditionally agrees to pay Lender the full amount of the Loan. This is a guaranty of payment, not of collection. If Borrower defaults in the payment when due of the Loan or any part of it, Guarantor shall in lawful money of the United States pay to Lender or order, on demand, all sums due and owing on the Loan, including all interest, charges, fees and other sums, costs and expenses.

         2. LOAN. In this Guaranty, the term "Loan" is broadly defined to mean and include all primary, secondary, direct, indirect, fixed and contingent obligations of Borrower to pay principal, interest, costs and expenses which may be owing at any time under the Note or the other Loan Documents, as any or all of them may from time to time be modified, amended, extended or renewed.

         3. RIGHTS OF LENDER. Guarantor authorizes Lender to perform any or all of the following acts at any time in its sole discretion, all without notice to Guarantor and without affecting Guarantor's obligations under the Guaranty:

                  (a) Lender may alter any terms of the Loan or any part of it, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Loan or any part of it.

                  (b) Lender may apply any payments or recoveries from Borrower, Guarantor or any other source, and any proceeds of any security, to Borrower's obligations under the Loan Documents in such manner, order and priority as Lender may elect.

                  (c) Lender may release Borrower of its liability for the Loan or any part of it.

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                  (d) Lender may substitute, add or release any one or more
guarantors or endorsers.

                  (e) In addition to the Loan, Lender may extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Guarantor's liability under this Guaranty.

         4. GUARANTY TO BE ABSOLUTE. Guarantor expressly agrees that until the Loan is paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor shall not be released by or because of:

                  (a) Any act or event which might otherwise discharge, reduce, limit or modify Guarantor's obligations under this Guaranty;

                  (b) Any waiver, extension, modification, forbearance, delay or other act or omission of Lender, or its failure to proceed promptly or otherwise as against Borrower, Guarantor or any security;

                  (c) Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Borrower; or

                  (d) Any dealings occurring at any time between Borrower and Lender, whether relating to the Loan or otherwise.

                  Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Guaranty that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances.

         5. AUTHORIZATION; NO VIOLATION. Guarantor is authorized to execute, deliver and perform under this Guaranty, which is a valid and binding obligation of Guarantor. No provision or obligation of Guarantor contained in this Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which Guarantor is a party.

         6. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Nevada.

         7. COSTS AND EXPENSES. If any lawsuit or arbitration is commenced which arises out of, or which relates to this Guaranty, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees in the action or proceeding, in addition to costs and expenses otherwise allowed by law. In all other situations, including any Insolvency Proceeding, Guarantor agrees to pay all of Lender's costs and expenses, including attorneys' fees which may be incurred in any effort to collect or enforce the Loan or any part of it or any term of this Guaranty.

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         8. CONSIDERATION. Guarantor acknowledges that it expects to benefit from Lender's extension of the Loan to Borrower because of its relationship to Borrower, and that it is executing this Guaranty in consideration of that anticipated benefit. Guarantor represents and warrants to Lender that such consideration constitutes the receipt by it of full, adequate and sufficient consideration for the incurrence by each such Guarantor of its respective obligations hereunder.

                                         GUARANTOR:


                                         CONCORDIA HOMES OF NEVADA, INC.,
                                         a Nevada corporation


                                         By:  /S/ GIDGET GRAHAM
                                              --------------------------------
                                                Gidget Graham, President


                                         Address Where Notices to
                                         Guarantor are to be Sent:

                                         Concordia Homes of Nevada, Inc.
                                         980 American Pacific Drive
                                         Suite 100
                                         Henderson, NV  89014


                                         Address Where Notices to
                                         Lender are to be Sent:
                                         ASI Technology Corporation
                                         980 American Pacific Drive
                                         Suite 111
                                         Henderson, NV  89014

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